EXHIBIT 10.1

VIA EMAIL

September 15, 2020

Las Vegas Xpress, Inc.

2831 St. Rose Parkway, Suite# 297

Henderson, Nevada 89052

Attn: Human Resources Dept.

Please accept this letter as my formal notice of my resignation from the position of Chief Financial Officer at Las Vegas Xpress, Inc., effective immediately and making my last day of employment today, September 15, 2020.

Respectfully,

Wanda Witoslawski

Cc: File